Exhibit 23.1
                                                                  ------------

                          INDEPENDENT AUDITORS' CONSENT

           We consent to the incorporation by reference in this Registration Statement of Conexant Systems, Inc. on Form S-8 of our report dated October 16, 2000, except for Note 17, as to which the date is November 30, 2000, appearing in the Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 2000, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
January 29, 2001